UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934 SMOKERS LOZENGE INC. (Exact name of registrant as specified in its charter)

Nevada
(State of incorporation or organization)
(I.R.S. Employer Identification No.)

#200-245 East Liberty Street, Reno, Nevada, 89501, USA

(Address and telephone number of principal executive offices)

#610-1112 West Pender Street, Vancouver, BC V6E2S1 Canada Tel: 1-888-597-8899 Fax: 1-604-697-8898

(Address of principal place of business or intended principal place of business)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be registered	Name of each exchange on which
to be so registered	each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [    ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-136223

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                 Description of Registrant’s Securities to be Registered

The description of the Common Stock of the Company is set forth under the caption “Description of Securities” in the Company’s Registration Statement on Form SB-2 (File No. 333-136223) initially filed with the Securities and Exchange Commission (the “Commission”) on August 2, 2006, and amended by Amendment No. 1 to the Registration Statement filed with the Commission on August 17, 2006, and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.	Exhibits

Exhibit No.		Title	Filed
3.2		Articles of Incorporation	*
3.7		By-Laws	*

* Expressly incorporated by reference to the exhibits of the same number in the Registrant’s registration Statement on form SB2, filed on August 2, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SMOKERS LOZENGE INC.

By:

/s/ Dudley Delapenha ______________________ Dudley Delapenha President Date: August 30, 2006